Exhibit 99.1

EQRx Reports Fourth Quarter and Full Year 2021 Financial Results and Recent Corporate Progress

•	First regulatory submissions for lead oncology programs aumolertinib and sugemalimab are expected to be ex-U.S. in 2H 2022; continuing to engage in discussions with the FDA
•	Continue expanding the Global Buyers Club; goal is to have MOUs in place with payers and health systems that cover approximately 350 million lives by the end of 2022
•	Strong cash position with expected runway into 2025; $1.7 billion in cash and cash equivalents as of December 31, 2021
•	EQRx to host conference call and webcast today at 8:00 a.m. ET

CAMBRIDGE, Mass. – March 23, 2022 – EQRx, Inc. (Nasdaq: EQRX), a new type of pharmaceutical company committed to developing and delivering innovative medicines to patients at radically lower prices, today reported financial results for the quarter and full year ended December 31, 2021 and provided an overview of recent corporate progress.

“2021 was a year of relentless execution highlighted by promising Phase 3 clinical data for our lead oncology programs, important progress advancing relationships with payers and health systems, and transitioning to a public company,” said Melanie Nallicheri, chief executive officer of EQRx. “Our team’s focus this year is on submitting our first regulatory applications outside the U.S., continuing to engage in discussions with the FDA on our lead cancer programs, and expanding our Global Buyers Club. With expected cash runway into 2025, we are in a strong financial position to further shape our portfolio to create a new pharma platform that both improves patients’ lives and delivers meaningful savings to payers and health systems around the world.”

Recent and 2021 Business Highlights

Catalog of Medicines in Development

Aumolertinib (third-generation EGFR inhibitor)

•	The first regulatory submissions for aumolertinib for the first-line treatment of patients with EGFR-mutated non-small cell lung cancer (NSCLC)
are expected outside of the U.S. during the second half of 2022; continuing to engage in discussions with the U.S. Food and Drug Administration (FDA).

•	Aumolertinib received Innovation Passport designation pursuant to the Innovative Licensing and Access Pathway (ILAP) in the U.K.

•	Positive Phase 3 results with aumolertinib were presented at medical meetings in 2021.

o	The Phase 3 AENEAS trial in first-line NSCLC met its primary endpoint of improved progression-free survival (PFS), and topline results were presented at the 2021 ASCO Annual Meeting.

o	Results of the Phase 2 APOLLO study of aumolertinib in second-line NSCLC were presented at ESMO 2021 and published in the Journal of Thoracic Oncology.

•	Finished a pharmacokinetic (PK) study conducted in the U.S. and New Zealand in an ethnically diverse population; a clinical trial in adjuvant EGFR+ NSCLC is ongoing.

•	Plan to initiate a randomized, 3-arm, open-label, controlled clinical trial by the middle of 2022 to evaluate aumolertinib vs. aumolertinib plus chemotherapy vs. osimertinib for the first-line treatment of EGFR-mutated NSCLC. This U.S.-led study will assess the applicability of the pivotal Phase 3 AENEAS trial results to current medical practice in a diverse patient population.

•	Entered into a clinical collaboration with Turning Point Therapeutics to evaluate aumolertinib in combination with Turning Point’s elzovantinib in EGFR mutant MET-amplified advanced NSCLC.

Sugemalimab (anti-PD-L1 antibody)

•	The first regulatory submissions for sugemalimab for Stage IV NSCLC are expected outside of the U.S. during the second half of 2022; continuing to engage in discussions with the FDA.

•	Sugemalimab received Innovation Passport designation pursuant to the ILAP in the U.K.

•	Sugemalimab in combination with chemotherapy demonstrated a statistically and clinically significant overall survival (OS) benefit from a pre-specified analysis in patients with Stage IV NSCLC in the pivotal Phase 3 GEMSTONE-302 clinical trial, regardless of tumor pathologic subtype or PD-L1 expression levels.

•	Phase 3 results of sugemalimab in Stage III and Stage IV NSCLC were presented at the European Society for Medical Oncology Congress and the International Association for the Study of Lung Cancer 2021 World Conference on Lung Cancer, respectively, in 2021. These data, which underscore the potential of sugemalimab to treat a broad NSCLC patient population, were recently published in The Lancet Oncology.

•	Expecting Stage III NSCLC OS results in 2023 from a pre-specified analysis. This includes both patients treated with sequential or concurrent chemoradiotherapy. There is currently no FDA-approved maintenance therapy for patients with Stage III NSCLC treated with sequential chemoradiotherapy.

•	The Phase 2 GEMSTONE-201 trial of sugemalimab met its primary endpoint of objective response rate (ORR) in patients with relapsed/refractory extranodal natural killer (NK)/T cell lymphoma (ENKTL).

o	Sugemalimab was granted Breakthrough Therapy designation by the FDA for ENKTL; a regulatory submission for this indication is expected in the U.S. in 2023.

•	Plan to initiate a randomized, comparative clinical trial during the second half of 2022 to evaluate sugemalimab vs. other approved checkpoint inhibitor(s). This U.S.-led study will assess the applicability of GEMSTONE-302 study results to current medical practice in a diverse patient population.

Other Pipeline Programs

•	Continued to advance other clinical-stage programs including anti-PD-1 antibody nofazinlimab (EQ176, formerly known as CS1003) for advanced hepatocellular carcinoma (HCC), CDK4/6 inhibitor lerociclib (EQ132) for hormone-receptor positive breast cancer and JAK-1 inhibitor EQ121 for immune-inflammatory diseases.

•	The Phase 3 multiregional, registrational trial of nofazinlimab in combination with lenvatinib as first-line treatment for patients with advanced HCC reached its pre-specified enrollment target.

•	Entered into multiple R&D collaborations with leading drug engineering companies including AbCellera, Absci, Evotec, Exscientia and Relay Therapeutics.

Global Buyers Club and Commercialization Partnerships

•	Entered into memoranda of understanding (MOUs) with leading payers and health systems around the world, that cover more than 180 million lives, including CVS Health[1], the National Health Service in England, Geisinger, Blue Shield of California and additional U.S.-based health plans.

•	Aim to have MOUs in place with payers and health systems that cover approximately 350 million lives by the end of 2022.

•	Entered into a strategic collaboration agreement with Abdul Latif Jameel Health to commercialize aumolertinib and sugemalimab, if approved, in the Middle East, Africa and Turkey.

Corporate

•	Completed business combination with CM Life Sciences III (CMLS III), a life science-focused special purpose acquisition company (SPAC), resulting in EQRx’s debut as a public company in December 2021.

•	Announced formation of mission advisory board, which includes world leaders in pharmaceutical R&D, clinical medicine and patient advocacy: Otis Webb Brawley, M.D.; Sandra J. Horning, M.D.; Mace Rothenberg, M.D.; Richard L. Schilsky, M.D.; Ellen V. Sigal, Ph.D.; Gail Wilensky, Ph.D. and Elias A. Zerhouni, M.D.

•	Added Amy Abernethy, M.D., Ph.D., and Kathy Giusti to board of directors and continued to expand management team.

Fourth Quarter and Full Year 2021 Financial Highlights

•	Cash Position: Cash and cash equivalents totaled $1.7 billion at December 31, 2021. EQRx expects full year 2022 cash outflows to be $400 million or less. Based on EQRx’s current operating plan, management believes EQRx has sufficient capital resources to fund anticipated operations into 2025. Cash and cash equivalents used in operating activities during the year totaled $183.2 million in 2021, as compared to $241.5 million in 2020. The decrease in the cash used was primarily due to a reduction in license and milestone fees associated with new compounds added to the pipeline.

•	R&D Expenses: Research and development expenses for the three months ended December 31, 2021 were $56.2 million, as compared to $169.1 million for the three months ended December 31, 2020. This decrease was primarily driven by a reduction of $151.5 million in license and milestone fees associated with new compounds added to the pipeline, partially offset by an increase of $23.8 million in discovery, preclinical and clinical development costs, as well as increases in employee related expenses, and information technology, facilities and other allocated expenses that support overall research and development activities.

Research and development expenses for the year ended December 31, 2021 were $118.1 million, as compared to $224.4 million for the year ended December 31, 2020. This decrease was primarily driven by a reduction of $194.0 million in license and milestone fees associated with new compounds added to the pipeline during 2021 and 2020, partially offset by a $46.4 million increase in discovery, preclinical and clinical development costs, as well as increases in employee related expenses, information technology, facilities and other allocated expenses that support overall research and development activities, and consulting and professional fees.

•	G&A Expenses: General and administrative expenses for the three months ended December 31, 2021 were $38.6 million, as compared to $8.6 million for the three months ended December 31, 2020. The increase was primarily driven by a $23.9 million increase in employee related expenses and a $4.8 million increase in consulting and professional fees.

General and administrative expenses for the year ended December 31, 2021 were $78.3 million, as compared to $25.7 million for the year ended December 31, 2020. The increase was primarily driven by a $39.4 million increase in employee related expenses and a $9.5 million increase in consulting and professional fees.

•	Net Income/Loss: Net income totaled $1.2 million for the three months ended December 31, 2021, which included $95.9 million of non-cash gains resulting from the remeasurement of the contingent earn-out liability and warrant liabilities recognized upon completion of the business combination, as compared to a net loss of $177.6 million for the three months ended December 31, 2020.

Net loss totaled $100.0 million for the year ended December 31, 2021, which included $95.9 million of non-cash gains resulting from the remeasurement of the contingent earn-out liability and warrant liabilities recognized upon completion of the business combination, compared to a net loss of $250.0 million for the year ended December 31, 2020.

Conference Call and Webcast Information

EQRx will host a conference call and webcast today, March 23, 2022 at 8:00 a.m. Eastern Time. To participate by telephone, please dial 855-718-8094 (Domestic) or 484-747-6788 (International). The conference ID number is 4596972. A live and archived audio webcast can be accessed through the Investors section of the Company's website at investors.eqrx.com. The webcast will be made available for replay on the Company's website beginning approximately two hours after the event.

About EQRx

EQRx is a new type of pharmaceutical company committed to developing and delivering innovative medicines to patients at radically lower prices. Launched in January 2020, EQRx is purpose-built, at scale, with a growing catalog of medicines in development in high-cost drug categories and emerging partnerships with leading payers and providers. Leveraging cutting-edge science and technology and strategic partnerships with stakeholders from across the healthcare system, EQRx aims to provide innovative, patent-protected medicines more efficiently and cost-effectively than ever before. To learn more, visit www.eqrx.com and follow us on social media: Twitter: @EQRxInc, LinkedIn, Instagram: @eqrxinc.

EQRx™ and Remaking Medicine™ are trademarks of EQRx.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may be identified by the use of words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “design,” “strategy,” “future,” “opportunity,” “continue, “aim,” “goal”, “plan,” “may,” “look forward,” “should,” “will,” “would,” “will be,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, express or implied statements regarding EQRx’s ability to develop and deliver innovative medicines at radically lower prices, EQRx’s ability to create a new pharma platform that both improves patients’ lives and delivers meaningful savings to payers and health systems around the world, EQRx’s plans and timelines for the clinical development and regulatory review of EQRx’s product candidates both in and outside the U.S., including with respect to regulators’ acceptance of clinical data generated by third parties, the therapeutic potential and clinical benefits and tolerability of EQRx’s product candidates, expectations regarding EQRx’s Global Buyers Club and number of covered lives reached and ability to convert MOUs into binding, definitive agreements, EQRx’s cash runway and estimated cash outflows, as well as other statements regarding plans and market opportunities of EQRx. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to changes in the competitive and highly regulated industries in which EQRx operates, the timing and outcome of EQRx’s planned interactions with regulatory authorities, variations in operating performance across competitors, changes in laws and regulations affecting EQRx’s business, delay of any current and future clinical trials or the development of aumolertinib, sugemalimab or EQRx’s other drug candidates, the risk that the results of prior clinical trials may not be predictive of future results in connection with future clinical trials, EQRx’s ability to successfully demonstrate the safety and efficacy of its drug candidates, the timing and outcome of EQRx’s planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property, EQRx’s relationships with its existing and future collaboration partners, risks associated with EQRx’s ability to otherwise implement its business plans, including risks associated with its growth strategy, obtaining regulatory approvals, and creating and maintaining its Global Buyers Club, and other risks associated with its plans to create a new kind of pharmaceutical company, the risk of downturns and a changing regulatory landscape in the highly competitive healthcare and biopharmaceutical industries, the size and growth of the markets in which EQRx operates and its ability to offer innovative medicines at reduced prices, and EQRx’s ability to operate as a public company. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in EQRx’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as any other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and EQRx assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors and others should note that we communicate with our investors and the public using our website www.eqrx.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on our website could be deemed to be material information. As a result, we encourage investors, the media and others interested parties to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing with the SEC.

1CVS Health legal entities named in the MOU include CVS Pharmacy, Inc., Caremark Rx, L.L.C. and CVS Health Clinical Trial Services. The foregoing names are trademarks of CVS Health.

EQRx, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Operating expenses:
Research and development	$118,109	$224,391
General and administrative	78,266	25,689
Total operating expenses	196,375	250,080
Loss from operations	(196,375)	(250,080)
Other income (expense):
Change in fair value of contingent earn-out liability	87,065	—
Change in fair value of warrant liabilities	8,880	—
Interest income, net	436	97
Other expense, net	(15)	—
Total other income, net	96,366	97
Net loss	$(100,009)	$(249,983)
Other comprehensive loss:
Foreign currency translation adjustments	1	—
Comprehensive loss	$(100,008)	$(249,983)
Loss attributable to common stockholders - basic and diluted	$(100,009)	$(249,983)
Net loss per share - basic and diluted	$(0.31)	$(1.81)
Weighted average common shares outstanding - basic and diluted	324,008,969	137,824,126

EQRx, Inc.

Selected Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	December 31,
	2021	2020
Cash and cash equivalents	$1,678,542	$489,682
Working capital(1)	1,666,556	478,080
Total assets	1,729,442	500,528
Total stockholders’ equity	1,514,839	482,082
Restricted cash	633	633

(1)	Working capital is defined as current assets less current liabilities.

EQRx Contacts:

Media:

Dan Budwick

1AB

dan@1abmedia.com

Investors:

investors@eqrx.com